UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2010

American Medical Alert Corp.
(Exact name of registrant as specified in its charter)

New York	333-54992	11-2571221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3265 Lawson Boulevard, Oceanside, New York	11572
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (516) 536-5850

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement of communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

The information disclosed under Item 5.02 is incorporated herein by reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Jack Rhian Employment Agreement

On December 30, 2010, American Medical Alert Corp. (the "Company" or "we") entered into an employment agreement with Mr. Jack Rhian (the "2010 Rhian Agreement"), under which Mr. Rhian's employment will be continued for a term of three years, commencing as of January 1, 2011.  The 2010 Rhian Agreement supersedes the previously disclosed employment agreement between Mr. Rhian and the Company, dated November 11, 2005, as amended, which expired on December 31, 2010.  Mr. Rhian will continue in his current role as the Company's Chief Executive Officer and President.

The 2010 Rhian Agreement provides for the payment, on a bi-weekly basis, of a base salary equal to $300,000 per annum, for the period beginning January 1, 2011 and ending on December 31, 2013.

Mr. Rhian is also eligible to participate in an executive bonus pool, to be established by the Company by June 30, 2011, on such terms and conditions as may be determined by the Company’s independent Compensation Committee in its sole discretion.  The 2010 Rhian Agreement also provides for a monthly automobile stipend in the amount of $1,000.

The 2010 Rhian Agreement provides that Mr. Rhian will be granted 30,000 restricted stock units ("RSU"), subject to the terms of the American Medical Alert Corp. 2010 Equity Incentive Plan (the "2010 Plan") and execution by Mr. Rhian of the applicable award agreement under such plan, that vest as follows: 10,000 RSUs on December 31, 2011, 10,000 RSUs on December 31, 2012 and 10,000 RSUs on December 31, 2013.  Vesting is dependent on Mr. Rhian's continued employment on the vesting date, as provided under the 2010 Plan.  In the event of a Change in Control (as defined in the 2010 Rhian Agreement), if Mr. Rhian and the Company, or its successor, agree to continue the Rhian Employment Agreement, or to enter into a new employment agreement in lieu of such agreement, then any unvested RSUs, shall vest immediately upon the mutual agreement of the Company (or its successor) and Mr. Rhian to continue the Rhian Employment Agreement or to enter into a new employment agreement.

The 2010 Rhian Agreement can be terminated by the Company upon certain specified events constituting Cause (as defined in the 2010 Rhian Agreement) without payment of severance.  If we terminate Mr. Rhian without Cause or if we do not offer Mr. Rhian to enter into a written employment agreement with terms and conditions no less favorable than substantially the same terms and conditions as the 2010 Rhian Agreement upon such agreement's expiration, Mr. Rhian will receive payment of base salary, payable on a bi-weekly basis, based on the then applicable salary level, for a period of twelve (12) months.  This payment shall be made by the Company in consideration of Mr. Rhian's non-competition, non-solicitation and non-disclosure obligations under the 2010 Rhian Agreement.

In the event of Mr. Rhian's death during the term of the 2010 Rhian Agreement, Mr. Rhian's estate or such other person as he designated is entitled to receive his base salary, payable on a bi-weekly basis, for a period of one year from the date of his death.

If Mr. Rhian becomes disabled and is unable to perform his duties for a period of one hundred eighty (180) consecutive days or an aggregate of more than one hundred eighty (180) consecutive days in any 12 month period, we have the right to terminate the 2010 Rhian Agreement after the expiration of such period.

In addition, under the 2010 Rhian Agreement, if after a Change in Control (i) the Company (or its successor) terminates the 2010 Rhian Agreement without Cause or Mr. Rhian terminates it under certain circumstances constituting constructive termination enumerated in Section 9(c) of such agreement and (ii) if the Company (or its successor) and Mr. Rhian do not agree to enter into a new employment agreement in lieu of the 2010 Rhian Agreement, then Mr. Rhian is entitled to be paid in a lump sum, an amount of cash equal to 2.99 times Mr. Rhian's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

The foregoing description is not complete and is qualified in its entirety to the Employment Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by this reference.

Frederic Siegel Employment Agreement

On December 30, 2010, we entered into an employment agreement with Mr. Frederic Siegel (the "2010 Siegel Agreement"), under which Mr. Siegel's employment will be continued for a term of three years, commencing as of January 1, 2011.  The 2010 Siegel Agreement supersedes the previously disclosed employment agreement between Mr. Siegel and the Company, dated May 24, 2007, as amended, which expired on December 31, 2010.  Mr. Siegel will continue in his current role as the Company's Executive Vice President.

The 2010 Siegel Agreement provides for the payment, on a bi-weekly basis, of the following base salary amounts:

•	$225,000 per annum, for the period beginning January, 2011 and ending December 31, 2011;

•	$232,500 per annum, for the period beginning January, 2012 and ending December 31, 2012; and

•	$240,000 per annum, for the period beginning January, 2013 and ending December 31, 2013.

Mr. Siegel is also eligible to participate in an executive bonus pool, to be established by the Company by June 30, 2011, on such terms and conditions as may be determined by the Company’s independent Compensation Committee in its sole discretion.  The 2010 Siegel Agreement also provides for a monthly automobile stipend in the amount of $800.

The 2010 Siegel Agreement provides that Mr. Siegel will be granted 16,500 RSUs, subject to the terms of the Plan and execution by Mr. Siegel of the applicable award agreement under such plan, that vest as follows: 5,500 RSUs on December 31, 2011, 5,500 RSUs on December 31, 2012 and 5,500 RSUs on December 31, 2013.  Vesting is dependent on Mr. Siegel's continued employment on the vesting date, as provided under the 2010 Plan.  In the event of a Change in Control (as defined in the 2010 Siegel Agreement), if Mr. Siegel and the Company, or its successor, agree to continue the 2010 Siegel Agreement, or to enter into a new employment agreement in lieu of such agreement, then any unvested RSUs, shall vest immediately upon the mutual agreement of the Company (or its successor) and Mr. Siegel to continue the 2010 Siegel Agreement or to enter into a new employment agreement.

The 2010 Siegel Agreement can be terminated by the Company upon certain specified events constituting Cause (as defined in the 2010 Siegel Agreement) without payment of severance.  If we terminate Mr. Siegel without Cause or if we do not offer Mr. Siegel to enter into a written employment agreement with terms and conditions no less favorable than substantially the same terms and conditions as the 2010 Siegel Agreement upon such agreement's expiration, Mr. Siegel will receive payment of base salary, payable on a bi-weekly basis, based on the then applicable salary level, for a period of twelve (12) months.  This payment shall be made by the Company in consideration of Mr. Siegel's non-competition, non-solicitation and non-disclosure obligations under the 2010 Siegel Agreement.

In the event of Mr. Siegel's death during the term of the 2010 Siegel Agreement, Mr. Siegel's estate or such other person as he designated is entitled to receive his base salary, payable on a bi-weekly basis, for a period of one year from the date of his death.

If Mr. Siegel becomes disabled and is unable to perform his duties for a period of one hundred eighty (180) consecutive days or an aggregate of more than one hundred eighty (180) consecutive days in any 12 month period, we have the right to terminate the 2010 Siegel Agreement after the expiration of such period.

In addition, under the 2010 Siegel Agreement, if after a Change in Control (i) the Company (or its successor) terminates the 2010 Siegel Agreement without Cause or Mr. Siegel terminates it under circumstances constituting constructive termination enumerated in Section 9(c) of such agreement and (ii) if the Company (or its successor) and Mr. Siegel do not agree to enter into a new employment agreement in lieu of the 2010 Siegel Agreement, then Mr. Siegel is entitled to be paid in a lump sum, an amount of cash equal to 2.99 times Mr. Siegel's "base amount" as defined in Section 280G(b)(3) of the Code.

The foregoing description is not complete and is qualified in its entirety to the Employment Agreement, attached as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Exhibit Name
10.1	Employment Agreement, dated as of December 30, 2010, between American Medical Alert Corp. and Jack Rhian

10.2	Employment Agreement, dated as of December 30, 2010, between American Medical Alert Corp. and Frederic Siegel

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	January 6, 2011

AMERICAN MEDICAL ALERT CORP.

		By:	/s/ Richard Rallo
Name: Richard Rallo
Title: Chief Financial Officer